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                          SECURITIES PURCHASE AGREEMENT


         This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of June 11, 1998, is made by and between HAGLER BAILLY, INC., a Delaware corporation, with its principal office at 1530 Wilson Boulevard, Suite 900, Arlington, Virginia (the "Company" or "HBIX"), and CAP GEMINI AMERICA, INC., a Delaware corporation, with its principal office at 1114 Avenue of the Americas, 29th Floor, New York, New York 10036 (the "Purchaser" or "Cap Gemini").

         WHEREAS, the Company desires to issue and sell to the Purchaser an aggregate of 470,975 shares (the "Shares") of the authorized but unissued shares of common stock, $0.01 par value per share, of the Company (the "Common Stock");

         WHEREAS, the Purchaser desires to purchase the Shares on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company and the Purchaser are entering into, executing and delivering the Operating Agreement (as defined below) with respect to a joint venture, the general purpose of which is to serve customers in the electricity, gas and water utilities markets in the United States and Canada by providing them with specific information technology services and information technology management consulting services (the "Joint Venture"), the consummation of the Joint Venture being contingent upon the execution and delivery of this Agreement and vice versa.

         NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and the Purchaser agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

                  (a) "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified Person. For this purpose the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person whether through the ownership voting securities, by contract, or otherwise.

                  (b) "Beneficial Ownership" has the meaning set forth in the definition of Change of Control below.

                  (c) "Business Day" means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or Paris, France are authorized or required by law or executive order to close.




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                  (d) "Change in Control" means: (i) any Person or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than a group consisting solely of currently existing executive officers and directors of the Company, acquires, directly or indirectly, the beneficial ownership (as such term is determined pursuant to Rule 13d-3 of the Exchange Act Rules, referred to herein as "Beneficial Ownership"), by way of merger, consolidation or otherwise, of more than 34% of the Common Stock; (ii) the sale, lease or transfer of all or substantially all of the assets of the Company; or (iii) the consolidation or merger of the Company with or into another Person.

                  (e) "Closing Date" means the date of the Closing.

                  (f) "Company Securities" has the meaning set forth in Section 3.2(b) hereof.

                  (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

                  (h) "Financial Statements" has the meaning set forth in
Section 3.5 hereof.

                  (i) "Material Adverse Effect" means, with reference to a party, any effect on the business, financial condition or results of operations of such party or any of its Subsidiaries that is material and adverse to the such party and its Subsidiaries taken as a whole, or on the ability of such party to consummate the transactions contemplated by the Transaction Documents.

                  (j) "Offered Shares" has the meaning set forth in Section 5.5(a) hereof.

                  (k) "Offered Shares Price" has the meaning set forth in
Section 5.5(a) hereof.

                  (l) "Operating Agreement" means that certain Operating Agreement dated as of the date hereof, of Cap Gemini Hagler Bailly LLC, a Delaware limited liability company, made by and between HBIX and Cap Gemini, with respect to the Joint Venture.

                  (m) "Person" means an individual, corporation, partnership, limited liability company, unincorporated syndicate, unincorporated organization, trust or trustee, executor, administrator or other legal representative or any group of people acting in concert.

                  (n) "Purchase Notice" has the meaning set forth in Section 5.5(a) hereof.

                  (o) "Sale Notice" has the meaning set forth in Section 5.5(a).

                  (p) "SEC" shall mean the United States Securities and Exchange Commission.



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                  (q) "SEC Documents" has the meaning set forth in Section 3.6 hereof.

                  (r) "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

                  (s) "Subsidiary" means a "Significant Subsidiary" as set forth in Rule 1-02(w) of Regulation S-X as promulgated by the SEC under the Securities Act.

                  (t) "Standstill Termination Date" has the meaning set forth in
Section 5.1 hereof.

                  (u) "Trading Day" means a day that is a trading day on the NASDAQ National Market System (other than a day on which trading on this market is scheduled to close prior to its regular closing time).

                  (v) "Transaction Documents" means this Agreement and the Operating Agreement.

         2.       PURCHASE AND SALE OF SHARES.

                  2.1      PURCHASE AND SALE.

                  (a) Subject to and upon the terms and conditions set forth in this Agreement and on the basis of the representations and warranties set forth herein, the Company hereby agrees to issue and sell, transfer and deliver to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, the Shares, free and clear of any lien, security interest, option or other charge or encumbrance, at a per Share purchase price equal to $26,447 per Share.

                  (b) In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, split-up, combination, reclassification, recapitalization or merger with or into another Person or other change in the capital structure of the Company (but not including any increase(s) in the authorized capital stock of the Company) from the date of this Agreement and through and including the Closing Date, the Purchaser shall also receive, at the Closing, the stock or other securities, cash or property to which the Purchaser would have been entitled if the Purchaser had been a holder of record of the Shares on the record date fixed by the Company for determination of holders of Common Stock entitled to receive such stock or other securities, cash or property, for no additional consideration.

                  2.2 CLOSING. The purchase and sale of the Shares will take place at a closing (the "Closing") at the Boston offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110 at 10:00 a.m. on a date not later than two (2) Business Days after the later to occur of (a) June 14, 1998 and (b) the fulfillment or waiver by the applicable party of each of the conditions in Section 6, or at such other location, date and time as may be agreed upon between the Purchaser and the Company. At the Closing, the Company shall deliver to the Purchaser a single stock certificate, registered in the name of the Purchaser or its nominee, for


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the Shares, against payment in full of the purchase price therefor in lawful money of the United States of America by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing not less than two (2) Business Days prior to the Closing Date.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows (subject to a Disclosure Schedule attached hereto which identifies by Section (some of which have, for ease of reference, been included herein) any exception to the representations and warranties contained in this Section 3, which the Company represents is true and complete only as of the date hereof):

                  3.1 INCORPORATION. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is qualified to own its properties and conduct its business as it is being conducted as of the date hereof in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Company has all requisite corporate power and authority to carry on its business as now conducted.

                  3.2      CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of
(i) 20,000,000 shares of Common Stock, of which 8,948,597 shares are issued and outstanding as of the date hereof and (ii) 5,000,000 shares of preferred stock, $0.01 par value per share, of which none are issued and outstanding.

                  (b) No shares of Common Stock are held in the Company's treasury. Except as disclosed on Schedule 3.2(b), since March 31, 1998, the Company (i) has not issued any shares of Common Stock, (ii) has not granted any options or rights to purchase or acquire shares of Common Stock, and (iii) has not split, combined or reclassified any of its shares of Common Stock. Except as disclosed on Schedule 3.2(b), all of the outstanding shares of Common Stock of the Company have been duly authorized, validly issued, fully paid and non-assessable. Except as disclosed on Schedule 3.2(b), there are outstanding
(x) no securities of the Company convertible into or exchangeable for shares of capital stock of voting securities of the Company, (y) no options, warrants, rights or other agreements or commitments to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (z) no obligations of the Company to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar agreement or commitment (the Common Stock, together with the items in clauses (x), (y) and (z) being referred to collectively as the "Company Securities"). Except as disclosed on Schedule 3.2(b), there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting capital stock of the Company or any of its Subsidiaries.


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                  3.3 AUTHORIZATION. All requisite corporate action and
approvals on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Transaction Documents and the consummation and performance of the transactions contemplated thereby, including without limitation the issuance of the Shares at the Closing, have been taken, and no other corporate proceedings on the part of the Company or its shareholders are necessary to authorize the Transaction Documents or to consummate the transactions contemplated thereby. When executed and delivered by the Company, the Transaction Documents shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power and authority to enter into, execute and deliver the Transaction Documents and to carry out and perform its obligations under the terms of the Transaction Documents.

                  3.4 VALID ISSUANCE OF THE SHARES. The Shares being issued and sold by the Company hereunder shall, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and non-assessable and free and clear of any lien, security interest, option or other charge or encumbrance and the issuance of the Shares will not be subject to any pre-emptive or similar rights with respect to such Shares.

                  3.5 FINANCIAL STATEMENTS. The Company has furnished to the Purchaser its audited statements of income, stockholders' equity and cash flows for the fiscal year ended December 31, 1997, its audited consolidated balance sheet as of December 31, 1997, its unaudited statements of income, stockholders' equity and cash flows for the period from January 1, 1998 to March 31, 1998, and its unaudited balance sheet as of March 31, 1998. All such financial statements and any other audited and unaudited financial statements included in any SEC Documents (as defined below) are hereinafter referred to collectively as the "Financial Statements". The Financial Statements have been prepared or will be in accordance with generally accepted accounting principles applied on a consistent basis during the periods therein indicated, and fairly present the financial position of the Company and the results of its operations as of the date and for the periods indicated thereon, except that the unaudited financial statements may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which, individually, and in the aggregate, shall not be material. Since March 31, 1998, there has been no change (actual or threatened) in the assets, liabilities (contingent or other), operations or condition (financial or other) of the Company that has had or will have a Material Adverse Effect.

                  3.6 SEC DOCUMENTS. The Company has furnished to the Purchaser a true and complete copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998, and any other statement, report, registration statement (other than registration statements on Form S-8) or definitive proxy statement filed by the Company with the SEC during the period commencing March 31, 1998 and ending on the date hereof. The Company shall, promptly upon the filing thereof, also furnish to the Purchaser all statements, reports (including, without


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limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K),
registration statements and definitive proxy statements filed by the Company with the SEC during the period commencing on the date hereof and ending on the Closing Date (all such materials furnished or required to be furnished to the Purchaser pursuant to this Section 3.6 being called, collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied or shall comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents at the time filed contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document.

                  3.7 CONSENTS AND APPROVALS; NO VIOLATIONS. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of the Transaction Documents and the consummation of the transactions contemplated thereby have been obtained as of the date hereof or will be obtained prior to the Closing Date, as applicable, and shall be effective as of the Closing Date. Except as disclosed on Schedule 3.7, neither the execution and delivery of the Transaction Documents by the Company nor the consummation of the transactions contemplated thereby, including without limitation the issuance of the Shares hereunder, will, (i) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification would not, in the aggregate, have a Material Adverse Effect; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets or Subsidiaries may be bound, except for such defaults (or rights of termination, cancellation or acceleration) which would not, in the aggregate, have a Material Adverse Effect; (iii) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Company or any of its Subsidiaries which would, in the aggregate, have a Material Adverse Effect; and (iv) violate any order, writ, injunction, agreement, contract, decree, statute, rule or legislation applicable to the Company, any of its Subsidiaries or by which any of their respective assets are bound.

                  3.8 NO CONFLICT. The execution and delivery of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby and the issuance of the Shares as contemplated hereby shall not conflict with or result in any violation of or default by the Company (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificates of Incorporation or Bylaws of the Company or any of its Subsidiaries or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company, any of its Subsidiaries or their respective properties or assets.



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                  3.9 BROKERS OR FINDERS. Except as disclosed on Schedule 3.9, the Company has not dealt with any broker or finder in connection with the transactions contemplated by the Transaction Documents, and the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with the Transaction Documents or any transaction contemplated thereby. The Company agrees that it shall be solely responsible for all fees, expenses, commissions and charges of any Person identified on Schedule 3.9.

                  3.10 NASDAQ NATIONAL MARKET SYSTEM. The Common Stock is listed on the NASDAQ National Market System, and there are no proceedings to revoke or suspend such listing.

                  3.11 NO DEALING IN COMMON STOCK. Neither the Company nor any of its Affiliates has, directly or indirectly, bid for, purchased or attempted to induce any Person to bid for or purchase any shares of Common Stock or any rights to buy shares of Common Stock (or any security convertible into shares of Common Stock) during the five (5) Trading Days prior to the day that is one (1) Trading Day prior to the date of this Agreement; provided, however, that the Company has (a) participated in ordinary course analysts meetings, public announcements and similar activities; and (b) pursued negotiations with potential acquisition targets, including Izsak Grapin et Associes and Putnam Hayes & Bartlett, Inc., that may receive Common Stock as part of the acquisitions contemplated by the Company.

                  3.12 ABSENCE OF LITIGATION. Except as disclosed on the Company's Annual Report on Form 10-K for the year ended December 31, 1997, there are no actions, suits or proceedings or, to the Company's knowledge, any investigations, pending, or threatened by or before any governmental body against the Company and in which an unfavorable outcome, ruling or finding in any such matter, or for all such matters taken as a whole, would have a Material Adverse Effect. The foregoing includes, without limitation, any action, suit, proceeding or investigation that questions the Transaction Documents or the right of the Company to execute, deliver and perform its obligations under the Transaction Documents or to issue the Shares pursuant to the terms hereof.

                  3.13 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Documents, since December 31, 1997, each of the Company and its Subsidiaries has conducted its businesses in the ordinary course consistent with past practice, except in connection with the negotiation and execution and delivery of the Transaction Documents and the Izsak Grapin et Associes and Putnam Hayes & Bartlett, Inc. transactions. Except as disclosed in the SEC Documents, since December 31, 1997, there has not been any change by the Company in its accounting methods, principles or practices except as required by United States generally accepted accounting principles.

                  3.14 TAKEOVER LAWS. The Company has taken reasonable steps to ensure that the transactions contemplated by the Transaction Documents, including without limitation the issuance of the Shares, are exempt from the anti-takeover laws of the State of Delaware. Without limiting the generality of the foregoing, the Company's Board of Directors has approved


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the acquisition of Common Stock by the Purchaser (and its permitted assignee(s)
under Section 9.11) pursuant to the terms of this Agreement and will adopt (prior to the Closing Date) additional resolutions relating to the foregoing in the form previously provided to the Purchaser.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company as follows:

                  4.1 INCORPORATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to own its properties and conduct its business as it is being conducted as of the date hereof in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Purchaser has all requisite corporate power and authority to carry on its business as now conducted.

                  4.2 AUTHORIZATION. All requisite corporate action and approvals on the part of the Purchaser, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, including without limitation the purchase of the Shares at the Closing, have been taken and no other corporate proceedings on the part of the Purchaser or its shareholders are necessary to authorize the Transaction Documents or to consummate the transactions contemplated thereby. When executed and delivered by the Purchaser, the Transaction Documents shall constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Purchaser has all requisite corporate power to enter into, execute and deliver the Transaction Documents and to carry out and perform its obligations under the terms of the Transaction Documents.

                  4.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Purchaser is acquiring the Shares for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act; subject nevertheless to the understanding that the disposition of its property will at all times be and remain in the Purchaser's control.

                  4.4 INVESTOR STATUS; INVESTOR REPRESENTATIONS; ETC. The Purchaser certifies and represents to the Company that it is an "Accredited Investor" as defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Shares. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Purchaser's financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. The Company has provided the Purchaser with copies of publicly available financial information concerning the Company and the Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the


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Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

                  4.5 SHARES NOT REGISTERED. The Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Purchaser is acquiring the Shares solely for investment purposes, with no present intention of distributing or reselling any of such Shares or any interest therein; subject nevertheless to the understanding that the disposition of its property will at all times be and remain in the Purchaser's control.

                  4.6 NO CONFLICT. The execution and delivery of the Transaction Documents by the Purchaser and the consummation of the transactions contemplated thereby and the purchase of the Shares as contemplated hereby shall not conflict with or result in any violation of or default by the Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents (the Certificate of Incorporation or By-laws) of the Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Purchaser or its respective properties or assets.

                  4.7 BROKERS. The Purchaser has not dealt with any broker or finder in connection with the transactions contemplated by the Transaction Documents and the Purchaser has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar changes in connection with the Transaction Documents or any transaction contemplated thereby.

                  4.8 CONSENTS AND APPROVALS; NO VIOLATIONS. All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of the Transaction Documents and the consummation of the transactions contemplated thereby have been obtained as of the date hereof or will be obtained prior to the Closing Date and shall be effective as of the Closing Date. Neither the execution and delivery of the Transaction Documents by the Purchaser nor the consummation of the transactions contemplated thereby, including without limitation the purchase of the Shares hereunder, will (i) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its assets may be bound, and (iii) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Purchaser which would, in the aggregate, have a Material Adverse Effect.


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                  4.9 NO DEALING IN COMMON STOCK. Neither the Purchaser nor any
of its Affiliates has, directly or indirectly, sold or attempted to sell, or attempted to induce any Person to sell or offer to sell any shares of Common Stock or any rights to buy or sell shares of Common Stock (or any security convertible into shares of Common Stock) during the five (5) Trading Days prior to the day that is one (1) Trading Day prior to the date of this Agreement.

         5.       COVENANTS.

                  5.1 STANDSTILL OBLIGATIONS. The Purchaser hereby agrees with the company that after the Closing Date and until the Standstill Termination Date (as defined below), without the prior written consent of the Company (which written consent the Company may decide to give or withhold in its absolute discretion), the Purchaser shall not directly or indirectly (through an Affiliate or otherwise) acquire Beneficial Ownership of any shares of Common Stock if the effect of any such acquisitions, taken individually or collectively, would be to increase the Purchaser's total Beneficial Ownership in the Company to greater than 19.9% of then outstanding Common Stock. The "Standstill Termination Date" shall mean the earliest to occur of (i) January 1, 2008, (ii) a Change in Control, or (iii) the public announcement of any transaction which, if consummated, would result in a Change in Control.

                  5.2 BOARD MEMBERS. The Company hereby agrees that if the Purchaser or any of its Affiliates acquire in the aggregate Beneficial Ownership of at least 19.9% of the then outstanding Common Stock, the Company shall use its best efforts to assist the Purchaser in obtaining representation on the Company's Board of Directors as would be commensurate with such level of Beneficial Ownership.

                  5.3      REGISTRATION RIGHTS.

                  (a) DEFINITIONS. As used in this Section 5.3:

                           "Registered" and "registration" (regardless of
whether capitalized) refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement.

                           "Registrable Securities" means, at any particular
time, the Shares and other securities issued with respect thereto upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event. Shares shall cease to be Registrable Securities when (i) they may be sold pursuant to an effective registration statement under the Securities Act, or distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act, or any other exemption from the registration requirements of the Securities Act under which the transferee receives securities that are not "restricted securities" within the meaning of that term as defined in Rule 144(a)(3), or (ii) when they may be sold under Rule 144(k) (or other similar exemption from registration) without volume limitation.



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                           "Underwriters' Maximum Number" means, with respect
to an underwritten registration, that number of securities to which such registration should be limited, in the written opinion of the managing underwriters of such registration in the light of marketing factors.

                  (b)      DEMAND REGISTRATIONS.

                           (i) REQUEST FOR DEMAND REGISTRATION.

                           (A) Subject to the limitations set forth in the
following paragraphs of this Section 5.3, the Purchaser may at any time give to the Company a written request for the registration (a "Demand Registration") by the Company under the Securities Act of all or any portion of the Registrable Securities then held by the Purchaser.

                           (B) Subject to the limitations set forth in the
following paragraphs of this Section 5.3, after the receipt of a written request for a Demand Registration, (1) the Company will be obligated to include in such Demand Registration all Registrable Securities with respect to which the Company shall receive from the Purchaser the written request for inclusion in such Demand Registration and (2) the Company shall prepare and promptly, but not later than 60 days after receipt of such written request, file with the SEC a registration statement and thereafter will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. Unless the Purchaser shall otherwise request, the method of disposition of the Registrable Securities shall be a firm commitment underwritten offering in respect of which the Company will provide reasonable and customary indemnification to the underwriters.

                           (ii)     LIMITATIONS ON DEMAND REGISTRATIONS.

                           (A) The Company shall not be obligated to effect
more than two (2) Demand Registrations during any consecutive twelve (12) month period after the Closing Date.

                           (B) The Company shall not be obligated to effect any
Demand Registration of any Registrable Securities prior to July 1, 1999.

                           (C) The Company shall not be obligated to effect the
Demand Registration of any Registrable Securities during the period commencing on the date falling 90 days prior to the Company's estimated date of filing of, and ending on the date 90 days following the effective date of, any registration statement pertaining to any registration initiated by the Company, for the account of the Company (other than with respect to securities registered solely in connection with acquisitions, employee benefit plans, and the like); provided that the Company complies with its obligations under Section 5.3(c)(i) hereof with respect to such registration statement.

                           (D) The Company shall not be obligated to effect any
Demand Registration of Registrable Securities for any 90-day period following receipt of any written request for registration, if in the good faith judgment of the Board of Directors of the Company the filing of any registration statement during such 90-day period would adversely affect a proposed or pending acquisition, merger, or similar corporate event to which the Company is or expects to be party.

                           (iii) PRIORITY IN DEMAND REGISTRATIONS.  If the
Underwriters' Maximum Number in any Demand Registration exceeds the number of Registrable Securities requested by the Purchaser to be included in such registration, then the Company and other shareholders who may have requested to be included in such registration and/or who have the right to be included in such registration will be entitled to include in such registration that number of securities as shall have been requested by the Company and such other shareholders, as the case may be, and that is not greater than such excess; and such number of Registrable Securities shall be allocated in accordance with the obligations and/or the determination of the Company. Neither the Company nor any of its other shareholders shall be entitled to include any securities in any underwritten Demand Registration unless the Company or such shareholders (as the case may be) agree in writing to sell such securities on the same terms and conditions as apply to the Registrable Securities held by the Purchaser to be included in such Demand Registration.

                           (iv) SELECTION OF UNDERWRITERS.  In any Demand
Registration, the Purchaser shall, after consultation with the Company, have the right to select the underwriters and/or placement agent for any transfer of Registrable Securities contemplated by such Registration

                  (c)      PIGGYBACK REGISTRATIONS.

                           (i)  RIGHTS TO PIGGYBACK.

                           (A)  If (and on each occasion that) the Company
proposes to register of its securities under the Securities Act, either for the Company's own account or for any the account of any of its shareholders (each such registration not withdrawn or abandoned prior to the effective date thereof, a "Piggyback Registration"), the Company will give written notice to the Purchaser of such proposal not later than the earlier to occur of (1) the tenth day following the receipt by the Company of notice of exercise of any registration rights by any such shareholders, and (2) 30 days prior to the anticipated filing date of such Piggyback Registration. Notwithstanding the foregoing, the Company will not be obligated to give notice to the Purchaser as to or to include any Registrable Securities in any registration on Form S-4 or similar limited-purpose form of registration statement effected solely to implement an acquisition or any registration on Form S-8 or similar limited-purpose form of registration statement effected solely to implement an employee benefit plan.

                           (B)  Subject to the provisions and limitations
contained in paragraphs (ii) and (iv) of this Section 5.3(c) and in the last sentence of this clause (B): (1) the Company will be obligated to include in each Piggyback Registration all Registrable Securities with respect to which the Company shall receive, within 20 days after the date on which the Company shall have given written notice of such Piggyback Registration to the Purchaser, the written request of the Purchaser for inclusion in such Piggyback Registration, and (2) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. The Purchaser shall be permitted to withdraw all or any part of their Registrable Securities from any Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

                           (ii) PRIORITY IN PIGGYBACK REGISTRATIONS. If a
Piggyback Registration is an underwritten registration, and the managing underwriters thereof give written advice to the Company that the inclusion of all the securities requested to be included would exceed the Underwriters' Maximum Number, the Company shall so advise the Purchaser and the number of Securities that are entitled to be included in the Piggyback Registration and underwriting shall be allocated in the following manner: (i) all of the securities requested by the Company to be included in the Registration for the Company's own account up to the Underwrites' Maximum Number; and (ii) if thereafter a further limitation on the number of securities is still required in order to reduce the number of securities to an amount less than the Maximum Offering Size, then the number of securities that may be included in the Registration and underwriting shall be allocated among the officers and directors of the Company, the Purchaser and other shareholders of the Company in proportion, as nearly as practicable, to their respective ownership of the Company and to the respective amounts of Registrable Securities and other securities which were requested or proposed to be included in such Registration at the time of filing a Registration statement.

                           (iii) SELECTION OF UNDERWRITERS. In any Piggyback
Registration, the Company shall have the right to select the investment bankers and managing underwriters in such registration.

                           (iv) LIMITATION. The Company shall not be obligated
to include in any Piggyback Registration any Registrable Securities for which it receives a written request from the Purchaser prior to the earlier of (1) July 1, 1999 or (2) the date on which the Company notifies Purchaser that the Company proposes to make the second (2nd) Piggyback Registration following the Closing Date.

                           (d) LOCKUP AGREEMENT. If the Company or the managing
underwriters so request of the Purchaser in connection with any registration, the Purchaser will not, without the prior written consent of the Company or such underwriters, effect any public sale or any other sale, transfer, assignment or distribution of any equity securities of the Company, including any sale pursuant to Rule 144, during the seven days prior to, and during the 90-day period commencing on, the effective date of such underwritten registration.

                           (e) COOPERATION BY PROSPECTIVE SELLERS, ETC.

                           (i) The Purchaser will furnish to the Company in
writing such information as the Company may reasonably require from the Purchaser, and otherwise reasonably cooperate with the Company in connection with any registration statement with respect to such Registrable Securities.

                           (ii) The failure of the Purchaser to furnish any
information or documents shall not affect the obligations of the Company to any remaining sellers who furnish such information and documents unless in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

                           (iii) The Purchaser will not (until further notice)
effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such registration statement or prospectus.

                           (iv) At the end of any period during which any
registration statement is current and effective, the Purchaser shall discontinue sales pursuant to such registration statement upon notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and the Purchaser shall notify the Company of the number of shares registered that remain unsold promptly after receipt of such notice from the Company.

                   (f) REGISTRATION EXPENSES.

                           (i) The Company will be responsible for and will pay
all costs and expenses incurred or sustained in connection with or arising out of the first two (2) Demand Registrations, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or Blue Sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with the Blue Sky qualification of Registrable Securities), printing expenses, messenger, telephone, and delivery expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel representing the Purchaser, fees and disbursements of all independent certified public accountants (including the expenses relating to the preparation and delivery of any special audit or comfort letters required by or incident to such registration), and fees and disbursements of underwriters (excluding discounts and commissions), the reasonable fees and expenses of any special experts retained by the Company on its own initiative or at the request of the managing underwriters in connection with such registration, and fees and expenses of all (if any) other Persons retained by the Company (all such costs and expenses, collectively, "Registration Expenses"). The Purchaser will be responsible for and will pay all Registration Expenses incurred or sustained in connection with or arising out of the third and subsequent Demand Registrations. The Purchaser shall not be responsible for any Registration Expenses in connection with or arising out of any Piggyback Registration in which the Purchaser participates.

                           (ii) The Company will not bear the cost of nor pay
for any stock transfer taxes imposed in respect of the transfer of any Registrable Securities to any purchaser thereof by any Purchaser in connection with any registration of Registrable Securities.

                           (iii) To the extent that Registration Expenses
incident to any Demand Registration or Piggyback Registration are not required to be paid by the Purchaser, the Company will pay all such remaining Registration Expenses.

                  (g) PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. The Purchaser shall not participate in any underwritten registration unless the Purchaser (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons is entitled, under the provisions hereof, to approve such arrangements, and (b) completes and executes all reasonably requested questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements, and other documents reasonably required by the terms of such underwriting arrangements.

                  (h) TERMINATION OF REGISTRATION RIGHTS. Notwithstanding anything else contained herein, all of the registration rights under this
Section 5.3 shall automatically and without further action terminate three (3) years after the Closing Date.

                  5.4 NASDAQ NATIONAL MARKET SYSTEM QUOTATION. The Company shall use its best efforts to have the Shares quoted on the NASDAQ National Market System upon the registration of the Shares and retain the Shares and the Common Stock quoted on the NASDAQ National Market System.

                  5.5 SALE OF SHARES BY THE PURCHASER. At any time after the Closing Date, the Purchaser may (subject to Section 7 hereof) transfer all or any portion of the Shares to any Person; provided, that, if such transfer is to be consummated at any time prior to January 1, 2001, the Purchaser complies with the procedure set forth in this Section 5.5:

                  (a) the Purchaser shall first give written notice (the "Sale Notice") to the Company stating (i) the Purchaser's desire to make such transfer, (ii) the number of Shares to be transferred (the "Offered Shares"), and (iii) the Offered Shares Price (as defined below).

         For the purposes of this Section 5.5 the "Offered Shares Price" shall mean a cash price calculated by multiplying the number of Offered Shares by a price per Offered Share equal to 97.5% of the average of the closing prices of a share of Common Stock as quoted on the NASDAQ National Market System (or any other principal exchange on which the Common Stock is then traded) for the five Trading Days up to and including the day that is one Trading Day prior to the date of the Sale Notice.

                  (b) Upon receipt of the Sale Notice the Company shall have the irrevocable and exclusive option to buy all of the Offered Shares at the Offered Shares Price. The right to purchase under this Section 5.5(b) shall be exercisable by a written notice to the Purchaser (the "Purchase Notice") given to the Purchaser within five (5) Business Days from the date of the Sale Notice which Purchase Notice shall constitute an unconditional and irrevocable obligation of the Company to acquire the Offered Shares at the Offered Price. The Company will complete the purchase of the Offered Shares within ten (10) Business Days after the date of the Sale Notice.

                  (c) If the Sale Notice shall be duly given and if the Company shall not exercise the right to purchase the Offered Shares at the Offered Shares Price and the other terms of the Sale Notice, then the Purchaser shall be free from the earlier of (i) the date the Purchaser shall have received written notice from the Company stating its intention not to exercise the option granted under Section 5.5(b), or (ii) the fifth (5th) Business Day following the date of the Sale Notice if by such date the Purchaser shall not have received a valid Purchase Notice, or (iii) the fifteenth (15th) Business Day following the date of a duly given Purchase Notice if by such date the transfer of the Offered Shares is not consummated, to consummate a transfer of Offered Shares to any Person at any price and on any terms as the Purchaser in its sole discretion may determine and whether or not pursuant to Section 5.3 hereof.

         6.       CONDITIONS TO CLOSING.

                  6.1 CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CONSUMMATE THE CLOSING. The obligation of the Purchaser to consummate the Closing and to purchase and pay for the Shares is subject to the satisfaction of each of the following conditions precedent:

                  (a) The representations and warranties made by the Company herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Purchaser that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 6.1 (a)).

                  (b) The Company shall have performed all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

                  (c) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending.

                  (d) The issuance and purchase of and payment for the Shares by the Purchaser shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect as of the Closing Date.

                  (e) All instruments and corporate proceedings required to be obtained or made by the Company prior to the Closing in connection with the consummation of the transactions contemplated by the Transaction Documents to be consummated at the Closing shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which the Purchaser may have reasonably requested in connection with such transactions.

                  (f) The Company and the Purchaser shall have entered into, executed and delivered the Operating Agreement.

                  (g) The Purchaser shall have received the written opinion of Bingham Dana LLP, addressed to the Purchaser and dated as of the Closing Date, in the form attached as Exhibit A hereto.

                  6.2 CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CONSUMMATE THE CLOSING. The obligation of the Company to consummate the Closing and to issue and sell to the Purchaser the Shares is subject to the satisfaction of each of the following conditions precedent:

                  (a) The representations and warranties made by the Purchaser herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 6.2(a)).

                  (b) The Purchaser shall have performed all obligations and conditions herein required to be performed or observed by the Purchaser on or prior to the Closing Date.

                  (c) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending.

                  (d) The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect as of the Closing Date.

                  (e) The Company shall have obtained all corporate approvals required by its officers, directors and shareholders necessary for the authorization, execution, performance and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (f) All instruments and corporate proceedings required to be obtained or made by the Purchaser prior to the Closing in connection with the consummation of the transactions contemplated by the Transaction Documents to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection with such transactions.

                  (h) The Company and the Purchaser shall have entered into, executed and delivered the Operating Agreement.

         7. TRANSFER, LEGENDS. (a) Each certificate or other document evidencing any of the Shares shall be endorsed with the legend set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT. THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A SECURITIES PURCHASE AGREEMENT DATED JUNE 11, 1998 BETWEEN CAP GEMINI AMERICA, INC. AND HAGLER BAILLY, INC."

         (b) The Company agrees to reissue such certificate without the foregoing legend in the event of a disposition of the Shares in accordance with
Section 4.5 hereof: (i) in a transaction that does not require registration under the Securities Act; provided the Purchaser theretofore furnishes to the Company (or its designee) an opinion of counsel experienced in securities law matters to such effect or such other documentation as the Company or its designee may reasonably request or (ii) at the Purchaser's request at such time as it would be permitted to dispose of the Shares in compliance with Rule 144(k) under the Securities Act.

         8. TERMINATION; LIABILITIES CONSEQUENT THEREON. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

                  (a) by the Purchaser, upon notice to the Company if the conditions set forth in Section 6.1 shall not have been fulfilled or waived by the Purchaser on or prior to August 1, 1998 or shall have become incapable of fulfillment prior to such date; or

                  (b) by the Company, upon notice to the Purchasers if the conditions set forth in Section 6.2 shall not have been fulfilled or waived by the Company on or prior to August 1, 1998 or shall have become incapable of fulfillment prior to such date; or

                  (c) at any time by mutual agreement of the Company and the Purchaser.

         Any termination pursuant to this Section 8 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement, in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

         9. MISCELLANEOUS PROVISIONS.

                  9.1 PUBLIC STATEMENTS OR RELEASES. None of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its employees, suppliers, or customers, with respect to the Transaction Documents or the transactions provided for therein, or make any statement or acknowledgment of the existence of, or reveal the status or terms of, or information contained in the Transaction Documents or the transactions provided for therein, without the prior consent of the other party, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section
9.1 shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy its legal obligations, but to the extent not inconsistent with such obligations, it shall provide the other party with an opportunity to review and comment on any proposed public announcement before it is made.

                  9.2 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement. Without limiting the generality of the foregoing, each of the Company and the Purchaser agree to use its reasonable efforts to satisfy the conditions set forth in Section 6.

                  9.3 RIGHTS CUMULATIVE. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

                  9.4 PRONOUNS. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

                  9.5 NOTICES.

                  (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

                  (b) All correspondence to the Company shall be addressed as follows:

                      Hagler Bailly, Inc.
                      1530 Wilson Boulevard, Suite 900
                      Arlington, VA 22209-2424
                      Attention: Henri-Claude Bailly
                      President and Chief Executive Officer
                      Telecopier: (703) 351-0344

                  (c) All correspondence to the Purchaser shall be addressed as follows:

                      Cap Gemini America, Inc.
                      1114 Avenue of the Americas
                      29th Floor
                      New York, New York 10036
                      Attention: General Counsel
                      Telecopier: (212) 944-8624

                      With a copy to:

                      Cap Gemini S.A.
                      Place de l'Etoile
                      11, Rue de Tilsitt
                      75017 Paris France
                      Attention: Chief Financial Officer
                      Telecopier: (331) 44-092090

                  (d) Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

                  9.6 CAPTIONS. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

                  9.7 SEVERABILITY. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

                  9.8 GOVERNING LAW; INJUNCTIVE RELIEF.

                  (a) This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of New York and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

                  (b) Each of the parties hereto acknowledges and agrees that damages shall not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state, or federal court in the State of New York, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

                  9.9 WAIVER; AMENDMENT. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement. This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of waiver, by the party waiving compliance.

                  9.10 EXPENSES. Each party shall bear its own costs and expenses in connection with this Agreement.

                  9.11 ASSIGNMENT. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may assign its rights or obligations under this Agreement or designate another Person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party except, solely in the case of the Purchaser, the Purchaser may assign its rights and obligations under this Agreement to an Affiliate or to a successor of the Purchaser's business by merger or otherwise pursuant to a plan of reorganization previously disclosed by Purchaser to the Company, provided, that the Purchaser shall give prior written notice to the Company and that, as a condition to such assignment, if the Company so requires, each such assignee or transferee shall specifically assume and be bound by the provisions of this Agreement by agreeing to and executing an instrument of accession or assumption agreement on terms reasonably acceptable to the Company.

                  9.12 SURVIVAL. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of two years, without regard to any investigation made by any party.

                  9.13 ENTIRE AGREEMENT. This Agreement and the Operating Agreement constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the parties hereto.

                  9.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement under seal as of the day and year first above written.

                               HAGLER BAILLY, INC.


                               By:
                                   ----------------------------------------
                               Name: Henri-Claude Bailly
                               Title: President and Chief Executive Officer


                               CAP GEMINI AMERICA, INC.


                               By:
                                   ----------------------------------------
                               Name:
                               Title:

SCHEDULE 3.2(b)
CAPITALIZATION

(as of June 11, 1998)


SHARES OUTSTANDING                   8,948,597
OPTIONS GRANTED (1)                  1,398,669
TOTAL (FULLY-DILUTED)                10,347,266


         (1)      Of which 598,936 are exercisable within 90 days


On April 30, 1998, the Company issued options to acquire 64,306 shares of its Common Stock to Estudio Q S.A.R.L. ("Estudio Q") in connection with the acquisition of Estudio Q.


Since March 30, 1998, the Company has issued options to acquire an aggregate 24,000 shares of its Common Stock to three outside directors and one officer.

SCHEDULE 3.7
CONSENTS AND APPROVALS; NO VIOLATIONS


         The Company is required to make certain filings with the Securities Exchange Commission (whether on Form 8-K, Form 10-Q or on any other applicable form) in connection with disclosing the transactions contemplated by this Agreement.

SCHEDULE 3.9
BROKERS OR FINDERS


         HB Capital Inc. (a wholly owned subsidiary of Hagler Bailly, Inc.) will be paid a fee not to exceed 5 percent of the total investment made by Cap Gemini America, Inc. HB Capital's fee covers all expenses associated with the transaction, including all legal and accounting expenses and a fee not to exceed
0.5 percent of the total investment payable to Jacques Zyss, a senior advisor to HB Capital.

                                   SCHEDULE B

                            GEMINI CONSULTING CLIENTS

FRANCE                                  NORDIC COUNTRIES
  Electricite de France group            Vattenfall (S)
  Gaz de France group                    Sydkraft (S)
  Suez / Lyonnaise des Eaux group        Neste Gaz (F)/IVO (F)/Gullspankraft (S)
  Generale des Eaux (VIVENDI) group
  SAUR

UK                                      U.S.A.
  National Grid                          MichCon (Michigan Consolidated)
  British Gas                            Consumers Gas
  Yorkshire Water                        UtiliCorp
  National Power                         Enron
  British Energy                         Louisville Gas & Electric
  Northern Electricity/Cal Energy        Duke Energy
  OM group                               Mid American Energy
  Scottish Power                         Houston Industries
  Power Gen                              Williams Companies
                                         Wisconsin Power and Electric

GERMANY                                 SPAIN
  VEBA group                             Gas Natural
  RWE

ITALY
     Italgas

                                   SCHEDULE C

                      HBIX SERVICES IN THE RELEVANT MARKET

1. IT architecture to support non-regulated retailing of energy, network and ancillary services.

2. IT architecture to support trading of single form energy and convergent trading.

3. IT architecture to support energy risk management protocols and analytics.

4.       Call-center enhancement.

5. IT architecture to support to enhance the operational efficiency of pipes and wires operations.

6. IT architecture and capabilities analysis to support strategic and tactical Billings, Collection and Customer Service (BCCS) systems.

7.       Design and capabilities analysis of Knowledge Management systems.

8. IT services to support price bidding in power pools and after wholesale market structure.

9.       IT architecture to support energy nomination and control systems.



                      HBIX CONTRACTS IN THE RELEVANT MARKET

1.       Contract: None.

2.       Proposal:         Duke Solutions/Duke Energy

3.       Leads:            Con Edison and Con Edison Energy

                           US Generating Co.

                           Nevada Power/Sierra Pacific (Systems integration issues related to merger)

                           New-York Power Pool RFI dated January 7, 1998

                                   SCHEDULE D

                       CG SERVICES IN THE RELEVANT MARKET


Target Industry Specific Information Technology Services Offered by CG:

1.       Supply and Demand: Portfolio management
         -  Trading and Risk Management
         - Contract Management

2.       Grid Operation and Settlement

3.       Asset Management: Plants, Transmission Lines, Distribution Lines, Pipes
         - Maintenance
         - Process and Organization Model
         - Risk Management

4.       Waste Handling

5.       Safety Management
         - Plants
         - Transmission Lines
         - Distribution Lines
         - Pipes

6.       Customer Management
         - Contract management, Call Center Implementation
         - Sales Force Automation
         - Customer Account Administration
         - Billing System Implementation
         - Demand Forecasting
         - Metering

7.       ERP Solutions
         - Industry Specific Solutions



                       CG CONTRACTS IN THE RELEVANT MARKET

1.       None

                                   SCHEDULE E

                              INITIAL BUSINESS PLAN